                          MANAGEMENT TENDER AGREEMENT


                 MANAGEMENT TENDER AGREEMENT, dated as of July 14, 1997 (this "Agreement"), by and among the persons designated as Management Stockholders on the signature pages hereto (each a "Management Stockholder" and collectively, the "Management Stockholders"), Evergreen Media Corporation, a Delaware corporation ("Evergreen Media"), Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), (Evergreen Media and Chancellor, each a "Parent" and collectively, the "Parents"), and Morris Acquisition Corporation, a Delaware corporation ("Merger Sub"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

                 WHEREAS, the Management Stockholders collectively own of record and beneficially certain shares of common stock, par value $.01 per share (the "Company Common Stock"), of Katz Media Group, Inc., a Delaware corporation (the "Company"), each Management Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock set forth next to his name on Annex A attached hereto and incorporated by reference herein (such Management Stockholder's shares, together with any other voting or equity securities of the Company hereafter acquired by such Management Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares"); and

                 WHEREAS, concurrently with the execution of this Agreement, each Parent, Merger Sub and the Company, are entering into a Merger Agreement, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will make a cash tender offer (the "Offer") for all outstanding shares of Company Common Stock and will merge with and into the Company (the "Merger"); and

                 WHEREAS, as a condition to the willingness of the Parents and Merger Sub to enter into the Merger Agreement, the Parents and Merger Sub have requested that the Management Stockholders agree, and in order to induce the Parents and Merger Sub to enter into the Merger Agreement, the Management Stockholders have agreed, to enter into this Agreement; and

                 WHEREAS, prior to the execution and delivery of this Agreement by the parties hereto, the disinterested directors of and the entire Board of Directors of the Company have approved the execution and delivery of this Agreement and the terms hereof pursuant to Section 203 of the DGCL.

                 NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                 Section 1. Representations and Warranties of the Management Stockholders. Each Management Stockholder represents and warrants to the Parents and Merger Sub, severally as to himself and with respect to his Shares, as follows:

                          (a)     Such Management Stockholder is the sole
record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition will apply for all purposes of this Agreement) of, and has good title to, all of his Shares, and there exist no liens, claims, security interests, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting his Shares, except for Liens created pursuant to the Shareholders Agreement, dated as of August 1, 1994, among the Management Stockholders and certain other parties thereto (as amended, the "Management Stockholders Agreement").

                          (b)     Assuming that Merger Sub acquired its
interest in the Shares in good faith and without notice of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York), upon the transfer to Merger Sub by such Management Stockholder of his Shares upon consummation of the Offer or the Merger (whichever is earlier), Merger Sub will acquire all of such Management Stockholder's rights in such Management Stockholder's Shares, free of any adverse claim.

                          (c)     The execution and delivery of this Agreement
by such Management Stockholder does not, and the performance by such Management Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Management Stockholder's Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Management Stockholder is a party or by which such Management Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Management Stockholder, or (iii) the organizational documents of such Management Stockholder.

                          (d)     Such Management Stockholder has the requisite
capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Management Stockholder and, assuming due authorization, execution and delivery by the Parents and Merger Sub, constitutes a valid and binding agreement of such Management Stockholder, enforceable against such Management Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

                          (e)     Neither the execution and delivery of this
Agreement nor the performance by such Management Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Management Stockholder, or (ii) violate any law, decree, statute, rule or regulation applicable to such Management Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

                 Section 2. Representations and Warranties of the Parents. Parents severally represent and warrant to the Management Stockholders as follows:

                         (a)      Each Parent is (i) duly organized and validly
existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by each Parent and constitutes the legal, valid and binding obligation of each Parent, enforceable against each Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

                          (b)     The execution and delivery of this Agreement
by each Parent does not, and the performance by each Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its certificate of incorporation or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which each Parent is a party or by which each Parent is bound or any judgment, writ, decree, order or ruling applicable to each Parent.

                          (c)     Neither the execution and delivery of this
Agreement nor the performance by each Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to each Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                 Section 3. Representations and Warranties of Merger Sub. Merger Sub represents and warrants to the Management Stockholders as follows:

                         (a)      Merger Sub is (i) duly organized and validly
existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                         (b)      The execution and delivery of this Agreement
by Merger Sub does not, and the performance by Merger Sub of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its certificate of incorporation or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Sub is a party or by which Merger Sub is bound or any judgment, writ, decree, order or ruling applicable to Merger Sub.

                          (c)     Neither the execution and delivery of this
Agreement nor the performance by Merger Sub of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger Sub or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                 Section 4.       Tender of Shares.

                         (a)      During the term of this Agreement, each
Management Stockholder hereby agrees to tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer all of such Management Stockholder's Shares. Upon the purchase of all Shares owned by a Management Stockholder pursuant to the Offer in accordance with this Section 4(a), this Agreement shall terminate solely with respect to such Management Stockholder. Notwithstanding the provisions of this Section 4(a), in the event any Management Stockholder withdraws such Management Stockholder's Shares from the Offer for any reason or any such Shares are not purchased pursuant to the Offer, such Shares shall remain subject to the terms of this Agreement. Each Management Stockholder acknowledges that Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

                         (b)      Each Management Stockholder hereby agrees to
permit the Parents and Merger Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, in the Proxy Statement, including all documents and schedules filed with the SEC, its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                 Section 5. Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein, no Management Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Management Stockholder's Shares, except for transfer or sale to any affiliate of such Management Stockholder who agrees to be bound by this Agreement, (b) deposit such Management Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or any other securities of the Company.

                 Section 6. No Solicitation. During the term of this Agreement, each Management Stockholder agrees, in his capacity as such, not to directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any person or entity (other than either Parent or any affiliate of either Parent) with respect to the Company that reasonably may be expected to lead to a Takeover Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Takeover Proposal, or agree to or endorse any Takeover Proposal, or authorize or permit any person or entity acting on behalf of such Management Stockholder to do any of the foregoing. If any Management Stockholder receives any Takeover Proposal, such Management Stockholder agrees to promptly notify the Parents of that inquiry or proposal and the details thereof.

                 Section 7. Waiver of Appraisal Rights. Each Management Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Management Stockholder may have.

                 Section 8. Voting of Shares. During the term of this Agreement, each Management Stockholder in his capacity as such hereby agrees to vote each of his Shares at any annual, special or adjourned meeting of the stockholders of the Company (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and hereof; and (b) against any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement; and (c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

                 Section 9. Enforcement of the Agreement. Each Management Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Merger Sub will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement, and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

                 Section 10. Adjustments. The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Management Stockholder's ownership of the Company's capital stock or other securities.

                 Section 11. Termination. This Agreement will terminate on the earlier of (a) the purchase of all the Shares pursuant to the Offer in accordance with Section 4, and (b) the date on which the Merger Agreement is terminated in accordance with its terms.

                 Section 12. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

                 Section 13. Brokerage. Except as disclosed in the Merger Agreement (including the Schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

                 Section 14.      Miscellaneous.

                         (a)      All representations and warranties contained
herein shall survive for one (1) year after the termination hereof.

                         (b)      Any provision of this Agreement may be waived
at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                         (c)      This Agreement contains the entire agreement
among the Parents, Merger Sub and the Management Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among the Parents, Merger Sub and the Management Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

                         (d)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in that state.

                         (e)      Each party hereto hereby irrevocably submits
to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement and waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 14(g) hereof.

                         (f)      The descriptive headings contained herein are
for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                         (g)      All notices and other communications hereunder
shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to a Management Stockholder to such Management Stockholder at the address listed below such Management Stockholder's name on Annex A hereto.

                 If to the Parents or Merger Sub, to:

                 Evergreen Media Corporation
                 433 East Las Colinas Boulevard
                 Suite 1130
                 Irving, Texas 75039
                 Attention:  Scott K. Ginsburg
                 Telecopier:  (972) 432-0754
                 and to

                 Chancellor Broadcasting Company
                 12655 North Central Expressway
                 Suite 405
                 Dallas, Texas  75243
                 Attention:  Steven Dinetz
                 Telecopier:  (972) 239-0220

                 with a copy to:

                 Latham & Watkins
                 1001 Pennsylvania Avenue, N.W.
                 Suite 1300
                 Washington, D.C.  20004-2505
                 Attention:  Eric L. Bernthal, Esq.
                 Telecopier:  (202) 637-2201

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.


                         (h)      Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

                         (i)      Agreement is binding upon and is solely for
the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub shall have the right to assign to the Parents [or any other direct or indirect wholly owned Subsidiary of either Parent] any and all rights and obligations of Merger Sub under this Agreement, including the right to purchase Shares tendered by any Management Stockholder pursuant to the terms hereof and the Offer, provided that any such assignment shall not relieve Merger Sub from any of its obligations hereunder.

                         (j)      All rights, powers and remedies provided
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDERS:


                                  By:/s/ THOMAS F. OLSON
                                     ---------------------------------
                                      Name:  Thomas F. Olson



                                  By:/s/ JAMES E. BELOYIANIS
                                     ---------------------------------
                                      Name:  James E. Beloyianis



                                  By:/s/ STUART O. OLDS
                                     ---------------------------------
                                      Name:  Stuart O. Olds


         PARENTS:                  CHANCELLOR BROADCASTING COMPANY


                                   By:/s/ ERIC C. NEUMAN
                                     ---------------------------------
                                      Name: Eric C. Neuman
                                      Title: Vice President

                                   EVERGREEN MEDIA CORPORATION


                                   By:/s/ SCOTT K. GINSBURG
                                     ---------------------------------
                                      Name: Scott K. Ginsburg
                                      Title: Chairman of the Board, President
                                             and Chief Executive Officer

         MERGER SUB:               MORRIS ACQUISITION CORPORATION


                                   By:/s/ SCOTT K. GINSBURG
                                     ---------------------------------
                                      Name: Scott K. Ginsburg
                                      Title: President and Chief Executive
                                             Officer

                                    ANNEX A


Management Stockholder                             Number of Shares
----------------------                             ----------------
Thomas F. Olson                                        140,569
Katz Media Group., Inc.
125 West 55th Street
New York, New York  10019


James E. Beloyianis                                    124,334
Katz Media Group., Inc.
125 West 55th Street
New York, New York  10019


Stuart O. Olds                                         123,834
Katz Media Group., Inc.
125 West 55th Street
New York, New York  10019